EXHIBIT 8

                               CUSTODIAN AGREEMENT
                        V.A M. INSTITUTIONAL FUNDS, INC.
                        FIRST TRUST NATIONAL ASSOCIATION

         THIS AGREEMENT, made this 10th day of July 1997, by and between VAM Institutional Funds, Inc., a Minnesota corporation (the "Fund"), for and on behalf of each series of the Fund that adopts this Agreement (said series being hereinafter referred to, individually, as a "Series" and, collectively, as the "Series"), and First Trust National Association (the "Custodian"), a national banking association organized and existing under the laws of the United States of America, with its principal place of business at St. Paul, Minnesota. The name of each Series that adopts this Agreement and the effective date of this Agreement with respect to each such Series are set forth in Exhibit A hereto.


1.       APPOINTMENT OF CUSTODIAN.
         Fund hereby constitutes and appoints Custodian as Custodian of the Fund, and Custodian accepts such appointment.

2.       DUTIES AND RESPONSIBILITIES OF CUSTODIAN.

A.       Delivery of Assets
         Fund will deliver or cause to be delivered to Custodian on the effective date of this Agreement, or as soon thereafter as practicable, and from time to time thereafter, all portfolio securities acquired by it and monies then owned by it except as permitted by the Investment Company Act of 1940 or from time to time coming into its possession during the time this Agreement shall continue in effect. Custodian shall have no responsibility or liability whatsoever for or on account of securities or monies not so delivered. All securities so delivered to Custodian (other than bearer securities) shall be registered in the name of Fund or its nominee, or of a nominee of Custodian, or shall be properly endorsed and in form for transfer satisfactory to Custodian.

B.       Delivery of Accounts and Records
         Fund shall turn over to Custodian all of the Fund's relevant accounts and records previously maintained by it, if any. Custodian shall be entitled to rely conclusively on the completeness and correctness of the accounts and records turned over to it by Fund, and Fund shall indemnify and hold Custodian harmless of and from any and all expenses, damages and losses whatsoever arising out of or in connection with any omission, inaccuracy or other deficiency of such accounts and records or in the failure of Fund to provide any portion of such or to provide any information needed by the Custodian knowledgeably to perform its function hereunder.


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C.       Delivery of Assets to Third Parties
         Custodian will receive delivery of and keep safely the assets of Fund delivered to it from time to time segregated in a separate account. Custodian will not deliver, assign, pledge or hypothecate any such assets to any person except as permitted by the provisions of this Agreement or any agreement executed by it according to the terms of
         Section 2.0 of this Agreement. Upon delivery of any such assets to a subcustodian pursuant to Section 2.0 of this agreement, Custodian will create and maintain records identifying those assets which have been delivered to the subcustodian as belonging to Fund. The Custodian is responsible for the securities and monies of Fund only until they have been transmitted to and received by other persons as permitted under the terms of this Agreement, except for securities and monies transmitted to any subcustodians appointed by the Custodian pursuant to
         Section 2.0, for which Custodian remains responsible. With respect to subcustodians appointed at Fund's request, Custodian shall be responsible to Fund for securities and cash transmitted to such subcustodian to the same extent those entities are responsible to Custodian. Custodian may participate directly or indirectly through a subcustodian in the Depository Trust Company, Treasury/Federal Reserve Book Entry System, or Participant Trust Company (as such entities are defined in 17 CFR Section 270.17f 4(b)) provided that (i) the account of the Custodian in which securities of the Fund held at such an entity shall not include any assets of the Custodian other than assets held as a fiduciary, custodian or otherwise for customers; (ii) the records of the Custodian with respect to securities of the Fund which are maintained in such an entity shall identify by book-entry those securities belonging to the Fund; (iii) the Custodian shall pay for securities purchased for the account of the Fund upon (a) receipt of advice from such entity that the Fund's securities have been transferred to the Custodian's account, and (b) the making of an entry on the records of the Custodian to reflect such payment and transfer for the account of the Fund; (iv) the Custodian shall transfer securities sold for the account of the Fund upon (a) receipt of advice from such entity that payment for the Fund's securities has been transferred to the Custodian's account, and (b) the making of any entry on the records of the Custodian to reflect such transfer and payment for the account of the Fund; (v) copies of all advices or reports from such entity(ies) of transfers of securities for the account of the Fund shall be maintained for the Fund by the Custodian and the Custodian shall furnish the Fund with confirmation of each transfer to or from the account of the Fund; (vi) upon request the Custodian shall provide the Fund with any report obtained by the Custodian on the entity(ies) accounting system, internal accounting control and procedures for safeguarding securities deposited with such entity.

D.       Registration of Securities
         Custodian will hold stocks and other registrable portfolio securities of Fund registered in the name of Fund or in the name of any nominee of Custodian for whose fidelity and liability Custodian will be fully responsible, or in street


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         certificate form so-called, with or without any indication of fiduciary capacity. Unless otherwise instructed, Custodian will register all such portfolio securities in the name of its authorized nominee. All securities, and the ownership thereof by Fund, which are held by Custodian hereunder, however, shall at all times be identifiable on the records of the Custodian. The Fund agrees to hold Custodian and its nominee harmless from any liability resulting from Custodian's status as record holder of securities held in custody.

E.       Exchange of Securities
         Upon receipt of instructions as defined herein in Section 3.A, Custodian will exchange, or cause to be exchanged, portfolio securities held by it for the account of Fund for other securities or cash issued or paid in connection with any reorganization, recapitalization, merger, consolidation, split-up of shares, change of par value, conversion or otherwise, and will deposit any such securities in accordance with the terms of any reorganization or protective plan, provided, however, that Custodian may proceed with any such mandatory transaction without instructions. Without instructions, Custodian is authorized to exchange securities held by it in temporary form for securities in definitive form, to effect an exchange of shares when the par value of the stock is changed, and, upon receiving payment therefore, to surrender bonds or other securities held by it at maturity or when advised of earlier call for redemption, except that Custodian shall receive instructions prior to surrendering any convertible security.

F.       Purchases of Investments of the Fund
         Fund will, on each business day on which a purchase of securities shall be made by it, deliver to Custodian instructions which shall specify with respect to each such purchase:
         1.       The name of the issuer and description of the security;
         2. The number of shares or the principal amount purchased, and accrued interest, if any;
         3.       The trade date;
         4.       The settlement date;
         5. The purchase price per unit and the brokerage commission, taxes and other expenses payable upon such purchase;
         6.       The total amount payable upon such purchase; and
         7. The name of the person from whom or the broker or dealer through whom the purchase was made.

         In accordance with such instructions, Custodian will pay for out of monies held for the account of Fund and receive the portfolio securities so purchased by or for the account of Fund. Such payment will be made only upon receipt by Custodian of the securities so purchased in form for transfer satisfactory to Custodian.


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G.       Sales and Deliveries of Investments of Fund - Other than Options and
         Futures Fund will, on each business day on which a sale of investment securities of Fund has been made, deliver to Custodian instructions specifying with respect to each such sale:
         1.       The name of the issuer and description of the securities;
         2. The number of shares or principal amount sold, and accrued interest, if any;
         3. The date on which the securities sold were purchased or other information identifying the securities sold and to be delivered;
         4.       The trade date;
         5.       The settlement date;
         6.       The sale price per unit and the brokerage commission, taxes or other expenses payable in connection with such sale;
         7.       The total amount to be received by Fund upon such sale; and 8.
                  The name and address of the broker or dealer through whom or person to whom the sale was made.

         In accordance with such instructions, Custodian will deliver or cause to be delivered the securities thus designated as sold for the account of Fund to the broker or other person specified in the instructions relating to such sale, such delivery to be made only upon receipt of payment therefore in such form as is satisfactory to Custodian, with the understanding that Custodian may deliver or cause to be delivered securities for payment in accordance with the customs prevailing among dealers in securities.

H. Purchases or Sales of Security Options, Options on Indices and Security Index Futures Contracts
         Fund will, on each business day on which a purchase or sale of the following options and/or futures shall be made by it, deliver to Custodian instructions which shall specify with respect to each such purchase or sale:
         1.       Security Options
                  a.       The underlying security;
                  b.       The price at which purchased or sold;
                  c.       The expiration date;
                  d.       The number of contracts;
                  e.       The exercise price;
                  f. Whether the transaction is an opening, exercising, expiring or closing transaction;
                  g.       Whether the transaction involves a put or call;
                  h.       Whether the option is written or purchased;
                  i.       Market on which option traded;
                  j. Name and address of the broker or dealer through whom the sale or purchase was made.


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         2.       Options on Indices
                  a.       The index;
                  b.       The price at which purchased or sold;
                  c.       The exercise price;
                  d.       The premium;
                  e.       The multiple;
                  f.       The expiration date;
                  g. Whether the transaction is an opening, exercising, expiring or closing transaction;
                  h.       Whether the transaction involves a put or call;
                  i.       Whether the option is written or purchased;
                  j. The name and address of the broker or dealer through whom the sale or purchase was made, or other applicable settlement instructions.
         3.       Security Index Futures Contracts
                  a.       The last trading date specified in the contract and,
                           when available, the closing level thereof;
                  b.       The index level on the date the contract is entered
                           into;
                  c.       The multiple;
                  d.       Any margin requirements;
                  e. The need for a segregated margin account (in addition to instructions, and if not already in the possession of Custodian, Fund shall deliver a substantially complete and executed custodial safekeeping account and procedural agreement which shall be incorporated by reference into this Custody Agreement); and
                  f. The name and address of the futures commission merchant through whom the sale or purchase was made, or other applicable settlement instructions.
         4.       Options on Index Future Contracts
                  a.       The underlying index futures contract;
                  b.       The premium;
                  c.       The expiration date;
                  d.       The number of options;
                  e.       The exercise price;
                  f. Whether the transaction is an opening, exercising, expiring or closing transaction;
                  g.       Whether the transaction involves a put or call;
                  h.       Whether the option is written or purchased; and
                  i.       The market on which the option is traded.

I.       Securities Pledged or Loaned
         1. Upon receipt of instructions, Custodian will release or cause to be released securities held in custody to the pledgee designated in such instructions by way of pledge or hypothecation to secure any loan incurred by Fund;


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                  provided, however, that the securities shall be released only upon payment to Custodian of the monies borrowed, except that in cases where additional collateral is required to secure a borrowing already made, further securities may be released or caused to be released for that purpose upon receipt of instructions. Upon receipt of instructions, Custodian will pay, but only from funds available for such purpose, any such loan upon redelivery to it of the securities pledged or hypothecated therefore and upon surrender of the note or notes evidencing such loan.
         2. Upon receipt of instructions, Custodian will release securities held in custody to the borrower designated in such instructions; provided, however, that the securities will be released only upon deposit with Custodian of full cash collateral as specified in such instructions, and that Fund will retain the right to any dividends, interest or distribution on such loaned securities. Upon receipt of instructions and the loaned securities, Custodian will release the cash collateral to the borrower.

J.       Routine Matters
         Custodian will, in general, attend to all routine and mechanical matters in connection with the sale, exchange, substitution, purchase, transfer, or other dealings with securities or other property of Fund except as may be otherwise provided in this Agreement or directed from time to time by the Board of Directors of Fund.

K.       Income and other Payments to Fund
         Custodian will:
         1. Collect, claim and receive and deposit for the account of Fund all income and other payments which become due and payable on or after the effective date of this Agreement with respect to the securities deposited under this Agreement, and credit the account of Fund with such income on the date received;
         2. Execute ownership and other certificates and affidavits for all foreign, federal, state and local tax purposes in connection with the collection of bond and note coupons; and
         3. Take such other action as may be necessary or proper in connection with:
                  a. the collection, receipt and deposit of such income and other payments, including but not limited to the presentation for payment of:
                           1. all coupons and other income items requiring presentation; and
                           2. all other securities which may mature or be called, redeemed, retired or otherwise become payable and regarding which the Custodian has actual knowledge, or notice of which is contained in publications of the type to which it normally subscribes for such purpose; and


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                  b.       the endorsement for collection, in the name of Fund,
                           of all checks, drafts or other negotiable instruments.

         Custodian, however, will not be required to take action to effect collection of any amount if the securities upon which such payment is due are in default, or if payment is refused after due demand and presentation, except upon receipt of instructions and upon being indemnified to its satisfaction against the costs and expenses of such action. Custodian will receive, claim and collect all stock dividends, rights and other similar items and will deal with the same pursuant to instructions. If Custodian receives notification of existence of rights granted to Fund prior to the expiration date of such rights, Custodian shall reflect such rights in the Fund's records, and shall advise Fund of the expiration of such rights prior to the expiration date and await instructions from Fund in connection therewith.

L.       Proxies and Notices
         Custodian will promptly deliver or mail or have delivered or mailed to Fund all proxies properly signed, all notices of meetings, all proxy statements and other notices, requests or announcements affecting or relating to securities held by Custodian for Fund and will, upon receipt of instructions, execute and deliver or cause its nominee to execute and deliver or mail or have delivered or mailed such proxies or other authorizations as may be required. Except as provided by this Agreement or pursuant to instructions hereafter received by Custodian, neither it nor its nominee will exercise any power inherent in any such securities, including any power to vote the same, or execute any proxy, power of attorney, or other similar instrument voting any of such securities, or give any consent, approval or waiver with respect thereto, or take any other similar action.

M.       Disbursements
         Custodian will pay or cause to be paid insofar as funds are available for the purpose, bills, statements and other obligations of Fund (including but not limited to obligations in connection with the conversion, exchange or surrender of securities owned by Fund, interest charges, dividend disbursements, taxes, management fees, custodian fees, legal fees, auditors' fees, transfer agents' fees, brokerage commissions, compensation to personnel, and other operating expenses of
         Fund) pursuant to instructions of Fund setting forth the name of the person to whom payment is to be made, the amount of the payment, and the purpose of the payment.

N.       Daily Statement of Accounts
         Custodian will, within a reasonable time, render to Fund as of the close of business on each day, a detailed statement of the amounts received or paid and of securities received or delivered for the account of Fund during said day in


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         compliance with Rule 31a-1(b)(1) of the Investment Company Act of 1940, as amended. Custodian will, from time to time, upon request by Fund, render a detailed statement of the securities and monies held for Fund under this Agreement, and Custodian will maintain such books and records as are necessary to enable it to do so and will permit such persons as are authorized by Fund including Fund's independent public accountants, access to such records or confirmation of the contents of such records; and if demanded, will permit federal and state regulatory agencies to examine the securities, books and records. Upon the written instructions of Fund or as demanded by federal or state regulatory agencies, Custodian will instruct any subcustodian to give such persons as are authorized by Fund including Fund's independent public accountants, access to such records or confirmation of the contents of such records; and if demanded, to permit federal and state regulatory agencies to examine the books, records and securities held by subcustodian which relate to Fund.

O.       Appointment of Subcustodians
         Notwithstanding any other provisions of this Agreement, all or any of the monies or securities of Fund may be held in Custodian's own custody or in the custody of one or more other banks or trust companies selected by Custodian or as directed by the Fund. Any such subcustodian must have the qualifications required for custodians under the Investment Company Act of 1940, as amended. The Custodian or subcustodian may participate directly or indirectly in The Depository Trust Company, Treasury/Federal Reserve Book Entry System, or Participant Trust Company (as such entities are defined at 17 CFR Sec. 270.17f-4(b)), or other depository approved by the Fund.

P.       Accounts and Records Property of Fund
         Custodian acknowledges that all of the accounts and records maintained by Custodian pursuant to this Agreement are the property of Fund, and will be made available to Fund for inspection or reproduction within a reasonable period of time, upon demand. Custodian will assist Fund's independent auditors, or upon approval of Fund, or upon demand, any regulatory body, in any requested review of Fund's accounts and records but shall be reimbursed for all expenses and employee time invested in any such review outside of routine and normal periodic reviews. Upon receipt from Fund of the necessary information, Custodian will supply necessary data for Fund's completion of any necessary tax returns, questionnaires, periodic reports to Shareholders and such other reports and information requests as Fund and Custodian shall agree upon from time to time.

Q.       Adoption of Procedures
         Custodian and Fund may from time to time adopt procedures as they agree upon, and Custodian may conclusively assume that no procedure approved by


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         Fund, or directed by Fund, conflicts with or violates any requirements of its prospectus, Articles of Incorporation, Bylaws, or any rule or regulation of any regulatory body or governmental agency. Fund will be responsible to notify Custodian of any changes in statutes, regulations, rules or policies which might necessitate changes in Custodian's responsibilities or procedures.

R.       Overdrafts
         If Custodian shall in its sole discretion advance funds to the account of the Fund which results in an overdraft because the monies held by Custodian on behalf of the Fund are insufficient to pay the total amount payable upon a purchase of securities as specified in Fund's instructions or for some other reason, the amount of the overdraft, plus accrued interest thereon at a rate agreed upon by the parties from time to time, shall be payable by the Fund to Custodian upon demand. The Fund hereby grants Custodian a security interest in the assets held in the account to the extent of any such advances.

3.       INSTRUCTIONS.
         A. The term "instructions," as used herein means written or oral instructions to Custodian from a designated representative of Fund. Certified copies of resolutions of the Board of Directors of Fund naming one or more designated representatives to give instructions in the name and on behalf of Fund, may be received and accepted from time to time by Custodian as conclusive evidence of the authority of any designated representative to act for Fund and may be considered to be in full force and effect (and Custodian will be fully protected in acting in reliance thereon) until receipt by Custodian of notice to the contrary. Unless the resolution delegating authority to any person to give instructions specifically requires that the approval of anyone else will first have been obtained, Custodian will be under no obligation to inquire into the right of the person giving such instructions to do so. Notwithstanding any of the foregoing provisions of this Section 3, no authorizations or instructions received by Custodian from Fund, will be deemed to authorize or permit any director, officer, employee or agent of Fund to withdraw any of the securities or similar investments of Fund upon the mere receipt of such authorization or instructions from such director, officer, employee or agent.

                  Notwithstanding any other provision of this Agreement, Custodian, upon receipt (and acknowledgment if required at the discretion of Custodian) of the instructions of a designated representative of Fund will undertake to deliver for Fund's account monies (provided such monies are on hand or available) in connection with Fund's transactions and to wire transfer such monies to such broker, dealer, subcustodian, bank or other agent specified in such instructions by a designated representative of Fund.


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         B.       No later than the next business day immediately following each oral instruction, Fund will send Custodian written confirmation of such oral instruction. At Custodian's sole discretion, Custodian may record on tape, or otherwise, any oral instructions whether given in person or via telephone, each such recording identifying the parties, the date and the time of the beginning and ending of such oral instruction.

4.       LIMITATION OF LIABILITY OF CUSTODIAN.
         A. Custodian shall hold harmless and indemnify Fund from and against any claim, loss, liability or expense (collectively a "Claim") arising out of Custodian's failure to comply with the terms of this Agreement or arising out of Custodian's negligence, willful misconduct, or bad faith. Custodian shall not be liable for consequential, special or punitive damages. Custodian may reasonably request and obtain the advice and opinion of counsel for Fund, or of its own counsel with respect to questions or matters of law, and it shall be without liability to Fund for any action taken or omitted by it in good faith, in conformity with such advice or opinion.

         B. The Fund agrees to indemnify and hold the Custodian harmless from and against any Claim arising from the Custodian's performance of its duties hereunder or its actions taken at the direction of the Fund, provided that the Custodian shall not be indemnified for any Claim arising out of Custodian's failure to comply with the terms of this Agreement or arising out of Custodian's negligence, bad faith or willful misconduct. Fund shall not be liable for consequential, special or punitive damages.

         C. Custodian may rely upon the advice of Fund and upon statements of Fund's accountants and other persons believed by it in good faith, to be expert in matters upon which they are consulted, and Custodian shall not be liable for any actions taken, in good faith without negligence upon such statements.

         D. If Fund requires Custodian in any capacity to take, with respect to any securities, any action which involves the payment of money by it, or which in Custodian's opinion might make it or its nominee liable for payment of monies or in any other way, Custodian, upon notice to Fund given prior to such actions, shall be and be kept indemnified by Fund in an amount and form satisfactory to Custodian against any liability on account of such action.

         E. Custodian shall be entitled to receive, and Fund agrees to pay to Custodian, on demand, reimbursement for such cash disbursements, costs


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                  and expenses as may be agreed upon from time to time by
                  Custodian and Fund.

         F. Custodian shall be protected in acting as custodian hereunder upon any instructions, advice, notice, request, consent, certificate or other instrument or paper reasonably appearing to it to be genuine and to have been properly executed and shall, unless otherwise specifically provided herein, be entitled to receive as conclusive proof of any fact or matter required to be ascertained from Fund hereunder, a certificate signed by the Fund's President, or other officer specifically authorized for such purpose.

         G. Without limiting the generality of the foregoing, Custodian shall be under no duty or obligation to inquire into, and shall not be liable for:
                  1. The validity of the issue of any securities purchased by or for Fund, the legality of the purchase thereof or evidence of ownership required by Fund to be received by Custodian, or the propriety of the decision to purchase or amount paid therefore; or
                  2. The legality of the sale of any securities by or for Fund, or the propriety of the amount for which the same are sold.

         H. Custodian shall not be liable for any loss or diminution of securities by reason of investment experience or for its actions taken in reliance upon an instruction from Fund.

         I. Custodian shall not be liable for, or considered to be Custodian of, any money represented by any check, draft, wire transfer, clearing house funds, uncollected funds, or instrument for the payment of money received by it on behalf of Fund, until Custodian actually receives such money, provided only that it shall advise Fund promptly if it fails to receive any such money in the ordinary course of business, and use its best efforts and cooperate with Fund toward the end that such money shall be received.

         J. Except for any subcustodians appointed under Section 2.0, Custodian shall not be responsible for loss occasioned by the acts, neglect, defaults or insolvency of any broker, bank, trust company, or any other person with whom Custodian may deal in the absence of negligence, or bad faith on the part of Custodian.

5.       COMPENSATION.
         Fund will pay to Custodian such compensation as is stated in the Fee Schedule attached hereto as Exhibit A which may be changed from time to time as agreed to in writing by Custodian and Fund. Custodian may charge such compensation against monies held by it for the account of Fund. Custodian will also be entitled, notwithstanding the provisions of Sections 4.D or 4.E hereof, to charge


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         against any monies held by it for the account of Fund or to place a lien upon the securities or monies of the Fund the amount of any loss, damage, liability, or expense for which it shall be entitled to reimbursement under the provisions of this Agreement including fees or expenses due to Custodian for other services provided to the Fund by the Custodian or advance and interest due to Custodian under Section 2.R Custodian will not be entitled to reimbursement by Fund for any loss or expenses of any subcustodian, except for such expenses as would otherwise be paid by the Fund under this Agreement.

6.       TERMINATION.
         Either party may terminate this Agreement by notice in writing, delivered or mailed, postage prepaid, to the other party hereto and received not less than ninety (90) days prior to the date upon which such termination will take effect. Upon termination of this Agreement, Fund will pay to Custodian such compensation for its reimbursable disbursements, costs and expenses paid or incurred to such date and Fund will use its best efforts to obtain a successor custodian. Unless the holders of a majority of the outstanding shares of Capital Stock of Fund vote to have the securities, funds and other properties held under this Agreement delivered and paid over to some other person, firm or corporation specified in the vote, having not less than Two Million Dollars ($2,000,000) aggregate capital, surplus and undivided profits, as shown by its last published report, and meeting such other qualifications for custodian as set forth in the Bylaws of Fund, the Board of Directors of Fund will, forthwith upon giving or receiving notice of termination of this Agreement, appoint as successor custodian a bank or trust company having such qualifications. Custodian will, upon termination of this Agreement, deliver to the successor custodian so specified or appointed, at Custodian's office, all securities then held by Custodian hereunder, duly endorsed and in form for transfer, and all funds and other properties of Fund deposited with or held by Custodian hereunder, or will cooperate in effecting changes in book-entries at the Depository Trust Company or in the Treasury/Federal Reserve Book Entry System. In the event no such vote has been adopted by the shareholders of Fund and no written order designating a successor custodian has been delivered to Custodian on or before the date when such termination becomes effective, then Custodian will deliver the securities, funds and properties of Fund to a bank or trust company at the selection of Custodian and meeting the qualifications for custodian, if any, set forth in the Bylaws of Fund and having not less than Two Million Dollars ($2,000,000) aggregate capital, surplus and undivided profits, as shown by its last published report. Upon either such delivery to a successor custodian, Custodian will have no further obligations or liabilities under this Agreement. Thereafter such bank or trust company will be the successor custodian under this Agreement and will be entitled to reasonable compensation for its services. In the event that no such successor custodian can be found, Fund will submit to its shareholders, before permitting delivery of the cash and securities owned by

         Fund to anyone other than a successor custodian, the question of whether Fund will be liquidated or function without a custodian. Notwithstanding the foregoing requirement as to delivery upon termination of this Agreement, Custodian may make any other delivery of the securities, funds and property of Fund which is permitted by the Investment Company Act of 1940, Fund's Articles of Incorporation and Bylaws then in effect or apply to a court of competent jurisdiction for the appointment of a successor custodian.

7.       TRANSFER TAXES AND OTHER DISBURSEMENTS.
         The Fund shall pay or reimburse the Custodian for any transfer taxes payable upon transfers of securities made hereunder, including transfers incident to the termination of this Agreement, and for all other necessary and proper disbursements and expenses made or incurred by the Custodian in the performance or incident to the termination of this Agreement, and the Custodian shall have a lien upon any cash or securities held by it for the account of the Fund for all such items, enforceable, after thirty (30) days written notice by registered mail to the Fund, by the sale of sufficient securities to satisfy such lien. The Custodian may reimburse itself by deducting from the proceeds of any sale of securities an amount sufficient to pay any transfer taxes payable upon transfer of securities sold. The Custodian shall execute such certificates in connection with securities delivered to it under this Agreement as may be required, under the provisions of any federal revenue act and any Regulations of the Treasury Department issued thereunder or any state laws, to exempt from taxation any transfers and/or deliveries of any such securities as may qualify for such exemption.

8.       NOTICES.
         Notices, requests, instructions and other writings received by Fund at 90 South Seventh Street, Suite 4400, Minneapolis, Minnesota 55402 or at such other address as Fund may have designated to Custodian in writing, will be deemed to have been properly given to Fund hereunder; and notices, requests, instructions and other writings received by Custodian at its offices at 336 N. Robert Street, 6th Floor Custody, St. Paul, Minnesota 55101, or to such other address as it may have designated to Fund in writing, will be deemed to have been properly given to Custodian hereunder.

9.       MISCELLANEOUS.
A. This Agreement is executed and delivered in the State of Minnesota and shall be governed by the laws of said state.

B. All the terms and provisions of this Agreement shall be binding upon, inure to the benefit of, and be enforceable by the respective successor and assigns of the parties hereto.

C. No provisions of the Agreement may be amended or modified, in any manner except by a written agreement properly authorized and executed by both parties hereto.

D. The captions in this Agreement are included for convenience of reference only, and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

E. This Agreement shall become effective at the close of business on the 10th day of July 1997.

F. This Agreement may be executed simultaneously in two or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument.

G. If any part, term or provision of this Agreement is by the courts held to be illegal, in conflict with any law or otherwise invalid, the remaining portion or portions shall be considered severable and not be affected, and the rights and obligations of the parties shall be construed and enforced as if the Agreement did not contain the particular part, term or provision held to be illegal or invalid.

H. This Agreement may not be assigned by either party without prior written consent of the other party. Any bank or trust company into which the Custodian or any successor custodian may be merged or converted or with which it or any successor custodian may be consolidated, or any bank or trust company resulting from any merger, conversion or consolidation to which the Custodian or any successor custodian shall be a party, or any bank or trust company succeeding to the business of the Custodian, shall be and become the successor custodian without the execution of any instrument or any further act on the part of the Fund or the Custodian or any successor custodian.

I. Nothing expressed or mentioned in or to be implied from any provisions of this Agreement is intended to give or shall be construed to give any person or corporation other than the parties hereto any legal or equitable right, remedy or claim under or in respect of this Agreement or any covenant, condition or provision herein contained, this Agreement and all of the covenants, conditions and provisions hereof being intended to be, and being, for the sole and exclusive benefit of the parties hereto and their respective successors and assigns.

J. Custodian shall not be responsible for, and the Fund does hereby waive all duties or functions of Custodian (imposed by law or otherwise) relating to, the withholding and government deposit of any and all taxes, or amounts with respect thereto, that may be incurred or payable in connection with the account established hereunder, income or gain realized on securities held therein or transactions undertaken with respect thereto. Except as required by law in such manner that cannot be delegated to or assumed by the Fund, Custodian shall have no responsibility to undertake any federal, state or local tax reporting in connection with securities, the account established hereunder or transactions therein.

IN WITNESS WHEREOF, the Fund and the Custodian have caused this Agreement to be executed in duplicate as of the date first above written by their duly authorized officers.


ATTEST:                                   V.A.M. INSTITUTIONAL FUNDS, INC.

By:                                       By:  /s/ John G. Taft
     ---------------------------------         --------------------------------
Its:                                      Its: President
     ---------------------------------         --------------------------------

ATTEST:                                   FIRST TRUST NATIONAL ASSOCIATION

By:                                       By:  /s/ Alice Weibye
     ---------------------------------         --------------------------------
Its:                                      Its: Vice President
     ---------------------------------         --------------------------------

                                    EXHIBIT B
                                       TO
                               CUSTODIAN AGREEMENT
                                     BETWEEN
                          VAM INSTITUTIONAL FUNDS, INC.
                                       AND
                        FIRST TRUST NATIONAL ASSOCIATION


NAME OF SERIES                                                  EFFECTIVE DATE
--------------                                                  --------------

Series B--VAM Short Duration Total Return Fund                  July 11, 1997

Series C--VAM Intermediate Duration Total
     Return Fund                                                July 11, 1997

Series D--VAM Core Total Return Fund                            July 11, 1997

Series E--VAM Mid Cap Stock Fund                                July 11, 1997

Series F--VAM Growth Stock Fund                                 July 11, 1997